For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99.1


                          PRESS RELEASE



               FIRST KEYSTONE CORPORATION DECLARES
                        5% STOCK DIVIDEND

Berwick, Pennsylvania - June 25, 2002 - On Tuesday, June 25, 2002, the Board of Directors of First Keystone Corporation (FKYS.OB), declared a stock dividend of 5%, payable August 6, 2002, to shareholders of record as of the close of business July 16, 2002.

About First Keystone Corporation

First Keystone Corporation (FKYS.OB), with assets of more than $400 million as of June 1, 2002, operates a one-bank subsidiary, The First National Bank of Berwick. The Bank provides a wide variety of retail, wholesale and trust management services to individuals, businesses and institutions. Operating 9 branches in the counties of Columbia (5), Luzerne (3) and Montour (1), the company is headquartered in Berwick, Pennsylvania, and has been in continuous operation since 1864.

"Safe Harbor" Statement Under Private Securities Litigation
Reform Act of 1995

The information contained in this Press Release and other financial reports may contain forward looking statements (such as defined in the Securities Exchange Act of 1934 and the regulations thereof), including without limitation, statements as to the future loan and deposit volumes, allowance and provision for possible loan losses, future interest rates and their effect on the Company's financial conditions or the results of operations, the classification of the Company's investment portfolio, statements as to litigation and the amount of reserves, statements as to trends and other statements which are not historical facts or as to the Company's, the Bank's or management's intentions, plans, beliefs, expectations or opinions. Such forward looking statements are subject to risks and uncertainties, and may be affected by various factors which may cause actual results to differ materially from those in the forward looking statements including, without limitation, the effect of economic conditions and related uncertainties, the effect of interest rates on the Company and the Bank, Federal and state government regulation, competition, changes in accounting standards and policies, results of litigation, and other risks. These and other risks, uncertainties and other factors are discussed in the Company's most recent Annual Report on Form 10-K,
      Quarterly Report on Form 10-Q and other filings with Securities and Exchange Commission, copies of which may be obtained from the Company upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov.

For more information on The First National Bank of Berwick or its parent company, First Keystone Corporation, please contact J.
Gerald Bazewicz at 570-752-3671, extension 172.


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